Exhibit 31.1
CERTIFICATION
I, Michael P. Doss certify that:
1. I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K/A of Graphic Packaging International, LLC; and
2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Michael P. Doss
Michael P. Doss,
President and Chief Executive Officer
(Principal Executive Officer)
April 26, 2019